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                                                                   EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-67865 of Tweeter Home Entertainment Group, Inc. on Form S-8, of our report dated November 24, 1998 except for Note 16, as to which the date is December 9, 1998, appearing in this Annual Report on Form 10-K of Tweeter Home Entertainment Group, Inc. for the year ended September 30, 1998.



/s/ Deloitte & Touche LLP
Boston, Massachusetts
December 28, 1998